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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the use and incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-114973 of Bunge Limited on Form F-3 of our report dated March 12, 2004 (May 13, 2004 as to Notes 1, 2, 6 and 9), (which report expresses an unqualified opinion and includes an explanatory paragraph relating to changes in methods of accounting for goodwill and asset retirement obligations in 2002) appearing in and incorporated by reference in the Prospectus, which is part of this Registration Statement, and of our report dated March 12, 2004 relating to the financial statement schedule appearing elsewhere and incorporated by reference in this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

New York, New York
May 13, 2004

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT